SUB-ITEM 77Q1(a)
                           SHORT-TERM INVESTMENTS CO.

                             ARTICLES SUPPLEMENTARY


         SHORT-TERM INVESTMENTS CO., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Capitalization Committee of the Board of Directors of the Corporation, pursuant to delegated authority, by resolutions duly adopted at a meeting duly called and held on March 9, 2000, has classified and designated One Billion Four Hundred Thirty Million (1,430,000,000) shares of authorized, but unclassified, shares as follows: Six Hundred Sixty Million (660,000,000) shares as shares of the Liquid Assets Portfolio - Resource Class and Seven Hundred Seventy Million (770,000,000) shares as shares of Prime Portfolio - Resource Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as set forth in ARTICLE FIFTH, paragraph (b) of the Charter of the Corporation (the "Charter") and in any other provisions of the Charter relating to the stock of the Corporation generally.

         SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue Two Hundred Eleven Billion Six Hundred Fifty Million (211,650,000,000) shares, $.001 par value per share, having an aggregate par value of $211,650,000, of which:

(a) Seventeen Billion Six Hundred Million (17,600,000,000) shares are classified as
                  Liquid Assets Portfolio - Cash Management Class,
                  Seventy-seven Billion (77,000,000,000) shares are classified as Liquid Assets
                  Portfolio - Institutional Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Liquid Assets Portfolio - Personal Investment Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Liquid Assets Portfolio - Private Investment Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Liquid Assets Portfolio - Reserve Class, and
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Liquid Assets Portfolio - Resource Class;

(b) Six Billion Six Hundred Million (6,600,000,000) shares are classified as Prime
                  Portfolio - Cash Management Class,
                  Seventy-six Billion (76,000,000,000) shares are classified as Prime Portfolio - Institutional Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Prime Portfolio - Personal Investment Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as



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                  Prime Portfolio - Private Investment Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Prime Portfolio - Reserve Class and
                  Three Billion Eight Hundred Fifty Million (3,850,000,000) sharesare classified as
                  Prime Portfolio - Resource Class; and

(c) Seven Billion Five Hundred Million (7,500,000,000) shares are unclassified.


         THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue Two Hundred Eleven Billion Six Hundred Fifty Million (211,650,000,000) shares, $.001 par value per share, having an aggregate par value of $211,650,000, of which:

(a) Seventeen Billion Six Hundred Million (17,600,000,000) shares are classified as
                  Liquid Assets Portfolio - Cash Management Class,
                  Seventy-seven Billion (77,000,000,000) shares are classified as Liquid Assets
                  Portfolio - Institutional Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Liquid Assets Portfolio - Personal Investment Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Liquid Assets Portfolio - Private Investment Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Liquid Assets Portfolio - Reserve Class, and
                  Three Billion Nine Hundred Sixty Million (3,960,000,000) shares are classified as
                  Liquid Assets Portfolio - Resource Class;

(b) Six Billion Six Hundred Million (6,600,000,000) shares are classified as Prime
                  Portfolio - Cash Management Class,
                  Seventy-six Billion (76,000,000,000) shares are classified as Prime Portfolio - Institutional Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Prime Portfolio - Personal Investment Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Prime Portfolio - Private Investment Class,
                  Three Billion Three Hundred Million (3,300,000,000) shares are classified as
                  Prime Portfolio - Reserve Class and
                  Four Billion Six Hundred Twenty Million (4,620,000,000) shares are classified as
                  Prime Portfolio - Resource Class; and

(c) Six Billion Seventy Million (6,070,000,000) shares are unclassified.

FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

FIFTH: The previously unclassified shares were classified by the Capitalization Committee of the Board of Directors of the Corporation, pursuant to delegated authority, in accordance with section 2-105(c) of the Maryland General Corporation Law.


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        SIXTH: The Shares were classified by the Capitalization Committee of the Board of Directors of the Corporation under authority granted to that committee by the Board of Directors, which was granted such authority in ARTICLE FIFTH, paragraph (a) of the Charter.

         The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, SHORT-TERM INVESTMENTS CO. has caused these Articles Supplementary to be executed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on March 13 , 2000.

                                                     SHORT-TERM INVESTMENTS CO.
Witness:



/s/ P. Michelle Grace                                By: /s/ Melville B. Cox
---------------------                                    -------------------
Assistant Secretary                                      Vice President



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